Exhibit 99.3

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this “Agreement”) is made as of this __ day of __________ 2010, by and among Lehman Brothers Holdings Inc., a Delaware corporation (“LBHI”), Lehman Brothers Special Financing Inc., a Delaware corporation and a subsidiary of LBHI (“LBSF”), Lehman Brothers Commodity Services, Inc., a New York corporation and a subsidiary of LBHI (“LBCS”), Lehman Commercial Paper Inc., a New York corporation and a subsidiary of LBHI (“LCPI”), Luxembourg Residential Properties Loan Finance SARL, a Luxembourg corporation and subsidiary of LBHI (“Luxembourg” and, collectively with LBHI, LBSF, LBCS, and LCPI, the “Debtors”), Lehman Brothers Bancorp Inc., a Delaware corporation and subsidiary of LBHI (“Bancorp” and, collectively, with the Debtors, the “Lehman Entities”), and Woodlands Commercial Bank (f/k/a Lehman Brothers Commercial Bank), a Utah industrial bank and an indirect subsidiary of LBHI (“Woodlands”) (all of the foregoing collectively referred to as the “Parties” or in the singular as a “Party”).

WHEREAS, on September 15, 2008 (the “Filing Date”), LBHI filed a petition in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) commencing a case (the “LBHI Case”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”);

WHEREAS, on October 3, 2008, LBSF and LBCS each filed a petition in the Bankruptcy Court commencing a case under Chapter 11 of the Bankruptcy Code (respectively, the “LBSF Case” and the “LBCS Case”);

WHEREAS, on October 5, 2008, LCPI filed a petition in the Bankruptcy Court commencing a case under Chapter 11 of the Bankruptcy Code (the “LCPI Case,” and collectively with the LBHI Case, the LBSF Case, the LBCS Case, and the Chapter 11 proceedings for each of their affiliated debtor-entities currently pending before the Bankruptcy Court, the “Bankruptcy Cases”);

WHEREAS, the Bankruptcy Cases are being jointly administered by the Bankruptcy Court;

WHEREAS, on September 19, 2008, Lehman Brothers Inc., a Delaware corporation and wholly-owned broker-dealer subsidiary of LBHI (“LBI”), commenced a liquidation proceeding (the “SIPA Proceeding”) under the Securities Investor Protection Act, as amended (“SIPA”), with respect to LBI, and appointed James Giddens as the Trustee thereof (the “SIPA Trustee”);

WHEREAS, incident to the commencement of the Bankruptcy Cases, and for the reasons set forth in LBHI’s Motion Pursuant to Sections 105(a) and 363 of the Bankruptcy Code for Authorization to Fund a Capital Contribution to Woodlands Commercial Bank, filed in the Bankruptcy Court on February 6, 2009, and the order of the Bankruptcy Court entered on February 17, 2009, approving said Motion, LBHI contributed capital in the amount of $200 million to Woodlands. In consideration of such contribution, LBHI and Woodlands entered into a certain Contribution Agreement (the “Contribution Agreement”) pursuant to which Woodlands assigned to LBHI the first $200 million recovered on account of the Municipal Bond Claim (defined below) in the SIPA Proceeding;

WHEREAS, in connection with the Bankruptcy Cases, Woodlands asserted claims regarding (a) the allocation of certain tax liabilities and benefits, (b) certain interest rate derivative transactions, (c) various forward purchase arrangements involving securities issued by municipalities and public or quasi-public entities, (d) a participation interest in a certain mortgage loan, (e) certain credit and interest rate hedging arrangements, (f) certain fee arrangements, (g) intercompany transactions with Woodlands to the extent that any of such transactions may violate federal bank regulatory restrictions on affiliate transactions, (h) the funding commitment associated with a participation interest sold to LCPI in a syndicated financing facility, (i) certain other participation interests in loans and funding commitments sold to LBHI and LCPI, and (j) obligations to indemnify Woodlands pursuant to certain intercompany agreements and in respect of litigation in which Woodlands may be liable to third parties for obligations of LBHI or other Lehman Entities (collectively, the “Inter-Company Arrangements”);

The Tax Allocations

WHEREAS, Woodlands is an industrial bank subject to supervision and regulation by the Federal Deposit Insurance Corporation (the “FDIC”) and the State of Utah’s Department of Financial Institutions (the “Utah Department of Financial Institutions”);

WHEREAS, Woodlands is a member of an affiliated group of corporations (the “Affiliated Group”) of which LBHI is the common parent, for federal income and certain state and local income or franchise tax purposes;

WHEREAS, the Affiliated Group has elected to file consolidated federal tax returns pursuant to section 1501, et seq., of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, Woodlands participates with other members of the Affiliated Group in the filing of consolidated federal income tax returns (the “Federal Consolidated Returns”) and in the filing of combined returns for certain states and localities for state and local income and franchise tax purposes (the “State Combined Returns”);

WHEREAS, the FDIC, in concert with other federal banking agencies, has issued an Interagency Policy Statement on Income Tax Allocation in a Holding Company Structure (the “Policy Statement”) setting forth certain requirements for intercompany tax allocations in cases where banking organizations and savings and loan associations that are subsidiaries of holding companies file income tax returns as members of a consolidated group;

WHEREAS, Woodlands and LBHI are parties to a Tax Allocation Agreement, dated as of August 24, 2005, (the “TAA”);

WHEREAS, the TAA provides for Woodlands to be included in the Federal Consolidated Returns and the State Combined Returns along with LBHI and other members of the Affiliated Group, and also allocates to Woodlands certain federal, state and local tax liabilities and tax benefits to reflect the tax position Woodlands would have been in had it filed its tax returns on a separate, and not consolidated or combined, basis;

WHEREAS, the TAA requires Woodlands to pay to LBHI for each tax year an amount equal to the tax liability that Woodlands would have incurred had it filed, for that year, a separate federal income tax return and separate state and local income tax returns in those states in which Woodlands joined in the filing of State Combined Returns;

WHEREAS, the TAA further provides that “[s]hould the Bank [Woodlands] incur Losses for income tax return purposes that it could utilize currently if it filed its return on a separate entity basis, it will record a current income tax benefit,” in which case Woodlands “will be entitled to receive a refund from LBHI in an amount no less than the amount of the income tax benefit derived from such Losses,” and “[t]his refund shall be tendered to the Bank [Woodlands] within a reasonable time of the date when the Bank [Woodlands] would have filed its [own] return utilizing such [l]osses” and “regardless of whether the [consolidated or combined] Group is receiving a refund,”;

WHEREAS, for tax years 2005, 2006 and 2007, Woodlands had taxable income which would have resulted in substantial federal and state tax liabilities for Woodlands had it filed separate income tax returns for those years;

WHEREAS, in accordance with the TAA, Woodlands made payments to LBHI and established certain accounts payable to LBHI in amounts estimated at that time to reflect the separate return tax liabilities Woodlands would have incurred for 2005, 2006 and 2007 had it filed separate federal income tax returns and separate state and local returns in those states in which it participated in the State Combined Returns;

WHEREAS, for the 2008 tax year, Woodlands incurred tax losses that would have produced a substantial separate return net operating loss (“NOL”) for Woodlands for federal and state income tax purposes;

WHEREAS, it has been determined that the 2008 NOL of the Affiliated Group will be carried back to the maximum extent permitted under applicable law (i.e., five years for federal income tax purposes), and that the amount that LBHI owes Woodlands under the TAA will be correspondingly computed;

WHEREAS, for tax year 2009, Woodlands had taxable income on a separate return basis for federal and state income tax purposes;

WHEREAS, had Woodlands filed its own separate tax return, the 2008 NOL of Woodlands would have been sufficient to eliminate, by way of carry back, all taxable income of Woodlands for federal income tax purposes for 2005, 2006 and 2007, as well as for state and local income tax purposes for those years in any states or localities which would permit the carry back of the 2008 NOL to those years; and, therefore, had Woodlands filed separate federal and state income tax returns, Woodlands would be entitled to substantial tax refunds for 2005, 2006 and 2007;

WHEREAS, had Woodlands filed its own separate tax return, the 2008 NOL of Woodlands would have been sufficient to eliminate, by way of carry forward, all taxable income of Woodlands for federal income tax purposes for 2009, as well as for state and local income tax purposes for 2009 in any states or localities which would permit the carry forward of the 2008

NOL to 2009 and, therefore, had Woodlands filed separate federal and state income tax returns, Woodlands would have no tax liability for 2009 for federal income tax purposes or for purposes of any states or localities which would permit the carry forward of the 2008 NOL to 2009;

WHEREAS, Woodlands and LBHI do not agree, among other things, on the interpretation and application of the TAA in certain respects, including the impact of the Bankruptcy Cases upon the parties’ obligations under the TAA;

WHEREAS, Woodlands timely filed a claim against LBHI (the “Tax Claim”) in the Bankruptcy Cases relative to amounts payable to Woodlands under the TAA, seeking, in addition to the cancellation of all accounts payable shown as owing by Woodlands to LBHI for tax payments under the TAA, a cash payment from LBHI in the approximate amount of at least $25 million for 2006 and 2007 taxes, plus any additional amount attributable to tax refunds for 2005, all subject to adjustment;

WHEREAS, the Tax Claim also includes a claim for any other amounts due and that may become due in connection with the TAA, or as may be required by the Policy Statement, applicable law or any other applicable documents;

WHEREAS, the parties recognize that a final determination of the amounts owed by LBHI to Woodlands under the TAA, or that Woodlands owes to LBHI, as the case may be, could be subject to a number of adjustments, depending on the outcome, among other things, of pending examinations of prior taxable years by certain taxing authorities and certain book or tax adjustments relating to the correct tax liabilities, or the correct liabilities under the TAA, of Woodlands and LBHI for the relevant years;

The Derivative Transactions with LBSF

WHEREAS, LBSF and Woodlands entered into that certain ISDA Master Agreement, dated August 24, 2005 (together with the Schedule, Credit Support Annex and Confirmations thereto and made a part thereof, as amended from time to time, the “LBSF ISDA Master Agreement”);

WHEREAS, LBHI is identified as a “Credit Support Provider” of both LBSF and Woodlands in the LBSF ISDA Master Agreement;

WHEREAS, LBHI issued a guarantee, dated August 24, 2005, in favor of LBSF (the “LBSF Guarantee”), guaranteeing the obligations of Woodlands under the LBSF ISDA Master Agreement and the LBSF Transactions (as defined below), and also issued a guarantee, dated August 24, 2005, in favor of Woodlands (the “Woodlands Guarantee,” together with the LBSF Guarantee, the “Guarantees” and each a “Guarantee”), guaranteeing the obligations of LBSF under the LBSF ISDA Master Agreement and the LBSF Transactions;

WHEREAS, LBSF and Woodlands entered into various interest rate-linked derivative transactions governed by the LBSF ISDA Master Agreement, including interest rate swaps to hedge Woodlands’ interest rate exposure on its portfolio of certificates of deposits (such derivative transactions with LBSF, “Interest Rate Swaps”) and certain back-to-back interest rate swaps involving various municipalities (such swaps with LBSF, the “IRPs,” and together with the Interest Rate Swaps, the “LBSF Transactions”; the interest rate-linked swaps between Woodlands and the various municipalities related to the IRPs being referred to herein as the “Related IRPs”);

WHEREAS, as provided for by the Credit Support Annex to the LBSF ISDA Master Agreement, Woodlands pledged collateral to LBSF to secure the payment obligations of Woodlands under (i) the LBSF ISDA Master Agreement and (ii) certain mirror agreements (collectively, the “Mirror Agreements”) between Woodlands and LBSF related to the Forward Purchase Agreements, as more specifically described below;

WHEREAS, as of the Filing Date, the amount of cash collateral held by LBSF under the Credit Support Annex to the LBSF ISDA Master Agreement (the “LBSF Collateral”) was $618,606,262, of which $505,101,856 was pledged in respect of the LBSF Transactions (the “LBSF Transaction Collateral”) and $113,504,406 was pledged in respect of the Mirror Agreements (the “FPA Collateral”);

WHEREAS, under the Credit Support Annex to the LBSF ISDA Master Agreement, interest on the LBSF Collateral accrues at a rate “set by [Woodlands’] Asset and Liability Committee in its sole discretion, after taking into account [Woodland’s] cost of funding.” For the periods in question, Woodland’s Asset and Liability Committee set 1 month LIBOR plus 40 basis points as the rate at which interest accrues on the LBSF Collateral;

WHEREAS, because LBHI is a Credit Support Provider of both Woodlands and LBSF, the commencement of the LBHI Case triggered an event of default with respect to each of Woodlands and LBSF under the LBSF ISDA Master Agreement, and, as a consequence, each of Woodlands and LBSF is a “Defaulting Party” under and for purposes of the LBSF ISDA Master Agreement;

WHEREAS, in addition to the commencement of the LBHI Case, Woodlands asserts that other events of default with respect to LBSF occurred under the LBSF ISDA Master Agreement, including the commencement of the LBSF Case;

WHEREAS, by reason of the parties’ defaults under the LBSF ISDA Master Agreement, LBSF, by letter dated June 12, 2009, terminated the LBSF Transactions under the LBSF ISDA Master Agreement and designated June 15, 2009 as the “Early Termination Date” for purposes of the LBSF ISDA Master Agreement, whereupon, in order to confirm the rights of the parties in respect of the determination of the amounts payable under the LBSF ISDA Master Agreement, Woodlands notified LBSF, by letter dated June 18, 2009, of LBSF’s status as a “Defaulting Party” for purposes of the LBSF ISDA Master Agreement;

WHEREAS, although a statement of calculations regarding the amount payable under Section 6(e) of the LBSF ISDA Master Agreement has not yet been agreed upon by Woodlands and LBSF, Woodlands timely filed claims against LBSF and LBHI (the “LBSF ISDA Claims”) in the Bankruptcy Cases relative to amounts payable to Woodlands under the LBSF ISDA Master Agreement on account of (a) the termination of the LBSF Transactions determined as of the Early Termination Date, after set-off against the LBSF Collateral, in an amount of not less than $307,000,000, plus interest accruing thereon at a “Default Rate” of 5.9% for the period from

(and including) the Early Termination Date to (but excluding) the payment date (the “LBSF Claim Interest Amount”) and (b) amounts payable to Woodlands under Section 11 of the LBSF ISDA Master Agreement, which provides that Woodlands shall be indemnified and held harmless by LBSF, as the “Defaulting Party,” against expenses, including legal fees, incurred by Woodlands in connection with the enforcement and protection of its rights under the LBSF ISDA Master Agreement or by reason of the early termination of the LBSF Transactions, including costs of collection and any other amounts that are due or may become due under the LBSF ISDA Master Agreement, including but not limited to fees accrued through and including the Filing Date, interest (including default interest), costs, fees and expenses (including attorneys’ fees), in each case as provided for under the LBSF ISDA Master Agreement (the fees, expenses and other amounts described in clause (b) are referred to herein, collectively, as the “ISDA Fees”);

WHEREAS, although Woodlands used the “bid price” for 11 of the terminated LBSF Transactions in determining the amount asserted in its LBSF ISDA Claims, the Parties have agreed that the appropriate measure of such terminated LBSF Transactions is the “mid-market value,” rather than the “bid price,” and, accordingly, have now agreed that the amount of Woodlands’ claim on account of the LBSF ISDA Master Agreement should be reduced by approximately $31.7 million;

WHEREAS, LBSF has asserted that pursuant to the LBSF ISDA Master Agreement, including, without limitation, Section 11 thereof, Woodlands is also a “Defaulting Party” such that LBSF has concomitant claim against Woodlands on account of certain ISDA Fees that LBSF has incurred;

The Forward Purchase Arrangements with LBSF

WHEREAS, Woodlands is a party to various back-to-back forward arrangements with LBSF and, in connection therewith, Woodlands entered into certain forward purchase agreements (collectively, the “Forward Purchase Agreements”) with various municipalities and public or quasi-public entities and/or trustees and escrow agents that were acting on behalf of such municipalities and public or quasi-public entities;

WHEREAS, in each instance, simultaneously with Woodlands’ entry into a Forward Purchase Agreement, Woodlands and LBSF entered into a related Mirror Agreement to mirror the forward purchase transaction under the related Forward Purchase Agreement, and in support of Woodlands’ obligations under such Mirror Agreement, Woodlands pledged the FPA Collateral to LBSF, all pursuant to the terms of the Credit Support Annex to the LBSF ISDA Master Agreement. As noted above, under the Credit Support Annex to the LBSF ISDA Master Agreement, interest accrues on the FPA Collateral at a rate equal to 1 month LIBOR plus 40 basis points;

WHEREAS, as a result of LBSF’s designation of the Early Termination Date for purposes of the LBSF ISDA Master Agreement and the Credit Support Annex thereto, not only were the LBSF Transactions thereunder deemed terminated as of said date, but, in addition, Woodlands’ obligation to pledge collateral under the Credit Support Annex also terminated on said date, and Woodlands became entitled to the return of any excess collateral pledged under the Credit Support Annex, including the FPA Collateral;

WHEREAS, Woodlands timely filed claims against LBSF and LBHI on account of the Mirror Agreements (the “FPA Claims”) in the Bankruptcy Cases, wherein it asserted that as a result of the commencement of the LBHI Case and the LBSF Case, and LBSF’s resulting failure to thereafter exercise any of its rights or perform any of its obligations under any Mirror Agreement, and, in light of the Early Termination Date designation, Woodlands is now entitled to recover FPA Collateral having a value of not less than $113,504,406, together with accrued and unpaid interest thereon, and any other amounts that are due or that may become due under the LBSF ISDA Master Agreement or the Credit Support Annex thereto, including but not limited to fees accrued through and including the Filing Date, interest (including default interest), costs, fees and expenses (including attorneys’ fees), in each case as provided for under the LBSF ISDA Master Agreement;

The OTA Participation Interest

WHEREAS, on July 31, 2007, Woodlands purchased from LBHI a $100 million participation interest in a mortgage loan made by LBHI to OTA Hotel Owner, LP (the “OTA Loan”), pursuant to the terms of a Revised Master Loan Participation Agreement, dated December 13, 2005 (the “Master Loan Participation Agreement”), which participation interest was, pursuant to a Participation Reduction Agreement with LBHI dated February 26, 2008 (the “Reduction Agreement”) subsequently reduced from $100 million to $5 million (as so reduced and amended, the “OTA Participation Interest”);

WHEREAS, pursuant to a series of assignment instruments, each of which is dated as of February 29, 2008, (a) LBHI assigned and transferred the OTA Loan and related loan documents to LCPI, (b) LCPI assigned and transferred the OTA Loan and related loan documents to Variable Funding Trust 2007-1 (the “Trust”) and (c) the Trust assigned and transferred the OTA Loan and related loan documents to The Bank of New York Trust Company, N.A., as Collateral Trustee for Metropolitan Life Insurance Company (“MetLife”), pursuant to and to secure obligations under a Note Purchase Agreement, dated November 30, 2007, between MetLife and the Trust (the “Note Purchase Agreement”);

WHEREAS, following the reduction in the OTA Participation Interest and the assignments and transfers described above, Woodlands continued to properly receive payments of interest attributable to the OTA Participation Interest until on or about October 2, 2008, when MetLife claims to have perfected its security interest in the OTA Loan, including, erroneously, the OTA Participation Interest, and seized the collateral to satisfy obligations owed to it by the Trust pursuant to the Note Purchase Agreement. From and after the date of such seizure by MetLife, Woodlands has not received any payments of interest or principal attributable to the OTA Participation Interest;

WHEREAS, Woodlands asserts that LBHI and LCPI wrongfully assigned and transferred the OTA Loan without making provision for the OTA Participation Interest, with a resulting loss to Woodlands of the value of the OTA Participation Interest in the amount of at least $5,168,738, and Woodlands timely filed claims against LBHI and LCPI (the “Participation Interest Claims”) in the Bankruptcy Cases for said amount, as well as for all accrued interest attributable to the OTA Participation Interest from and after October 2008 that Woodlands otherwise would have received had LBHI and/or LCPI not erroneously assigned the OTA Loan without provision for the OTA Participation Interest and any other amounts due or that may become due in connection with the OTA Participation Interest, including but not limited to interest (including default interest), costs, fees and expenses (including attorneys’ fees), in each case as provided for under the Master Loan Participation Agreement, the Reduction Agreement or any other applicable documents;

The Hedging Arrangements

WHEREAS, Woodlands and LCPI entered into that certain Master Forward Agreement, dated as of January 1, 2007 (the “Master Forward Agreement”), which provides for the hedging of certain credit and interest rate risk relative to funded advances and funding commitments made by Woodlands, as lender, under certain credit facilities with various borrowers;

WHEREAS, in connection with the MFA, LBHI issued a guarantee in favor of Woodlands (the “MFA Guarantee”) guaranteeing the payment of the obligations of LCPI under the Master Forward Agreement, whether at maturity, by declaration or demand or otherwise, plus accrued interest and charges and reimbursement of all expenses incurred, including attorney’s fees, in enforcing or endeavoring to enforce payment of those obligations;

WHEREAS, Section 3 of the Master Forward Agreement generally provides that, as of the last business day of each calendar quarter (a “Reset Date”), the fair market value of the Loans on Woodlands’ books would be determined and, if the fair market value of such Loans decreased since the last Reset Date and/or the date such Loans were originated, LCPI would, under certain circumstances, be obligated to make a cash payment (a “Cash Settlement Amount”) to Woodlands, as determined in accordance with the provisions of the Master Forward Agreement;

WHEREAS, after the Filing Date, LCPI failed to make any payments to Woodlands on any Reset Date under the Master Forward Agreement with respect to Cash Settlement Amounts, as required by Section 3 of the Master Forward Agreement, or otherwise;

WHEREAS, by letter dated August 28, 2009 (the “Termination Letter”), Woodlands exercised its termination rights under Section 5 of the Master Forward Agreement, such that the termination date for purposes of the Master Forward Agreement is September 30, 2009 (the “MFA Termination Date”), and, in this regard, by claims timely filed against LCPI and LBHI in the Bankruptcy Cases (the “MFA Claims”), Woodlands has asserted that it is entitled to a net Cash Settlement Amount of $79,124,112, together with any fees, costs and expenses payable thereon, in respect of the aggregate net amounts due and owing to Woodlands on account of the Reset Dates following the Filing Date through and including the MFA Termination Date (i.e. September 30, 2008, December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009);

The Fee Arrangements

WHEREAS, Woodlands and LBHI entered into that certain Amended and Restated Fee Agreement, dated as of June 1, 2008 (the “Fee Agreement”), pursuant to which LBHI agreed to, among other things, pay Woodlands monthly fees based on the total average assets and total average cash of Woodlands, as computed at the end of each month and payable at the end of the following month (the “Fees”);

WHEREAS, Woodlands timely filed a claim in the Bankruptcy Cases against LBHI in respect of the Fee Agreement for an amount not less than $7,712,603 (the “Fee Claim”), representing the incurred but unpaid Fees outstanding for August 2008 due and owing as of the Filing Date, as well as for any other amounts that are due or that may become due under the Fee Agreement, including but not limited, to Fees accrued through and including the Filing Date, interest (including default interest), costs, fees, expenses (including attorneys’ fees), in each case as provided for under the Fee Agreement;

The Derivative Transactions with LBCS

WHEREAS, LBCS and Woodlands entered into that certain ISDA Master Agreement, dated October 25, 2007 (together with the Schedule, Credit Support Annex and Confirmations thereto and made a part thereof, as amended from time to time, the “LBCS ISDA Master Agreement”), under which LBHI is identified as a “Credit Support Provider” of LBCS, and pursuant to which LBHI issued a guarantee, dated November 26, 2007, in favor of Woodlands (the “LBCS Guarantee”), guaranteeing the obligations of LBCS under the LBCS ISDA Master Agreement and the LBCS Transactions (as defined below);

WHEREAS, LBCS and Woodlands entered into various commodity-linked derivative transactions governed by the LBCS ISDA Master Agreement (such derivative transactions with LBCS, collectively, the “LBCS Transactions”), and, as required under the Credit Support Annex to the LBCS ISDA Master Agreement, Woodlands pledged to LBCS cash collateral (the “LBCS Collateral”) in the amount of $228,000 to secure the payment obligations of Woodlands under the LBCS ISDA Master Agreement and in respect of the LBCS Transactions, with Woodlands’ being entitled to receive the “Interest Amount” thereon, as defined and provided for under the Credit Support Annex;

WHEREAS, Woodlands timely filed contingent and unliquidated claims against LBCS and LBHI (the “LBCS ISDA Claims”) in the Bankruptcy Cases (i) in connection with the LBCS Transactions, the LBCS ISDA Master Agreement and the LBCS Guarantee for any amounts that may become due and payable to Woodlands thereunder, including but not limited to, interest (including default interest), costs, fees and expenses, in each case as provided for under the terms of the LBCS Transactions and the LBCS ISDA Master Agreement, and (ii) on account of the LBCS Collateral and any Interest Amount (as defined in the Credit Support Annex to the LBCS ISDA Master Agreement) and other interest payable thereon, all as determined under the LBCS ISDA Master Agreement and the related Credit Support Annex;

WHEREAS, the LBCS ISDA Claims also include a non-contingent, presently unliquidated indemnification claim against LBCS, as the “Defaulting Party” under Section 11 of the LBCS ISDA Master Agreement, for the fees, costs and expenses (including legal fees) incurred by Woodlands in connection with the protection and enforcement of its rights under the LBCS ISDA Master Agreement;

The Pending Litigation Claims and Indemnification Claims

WHEREAS, Woodlands has or may be named in lawsuits wherein plaintiffs may seek to hold Woodlands liable for obligations of LBHI or other Lehman Entities, which include (a) Federal Home Loan Bank of Pittsburgh v. Lehman Brothers Holdings Inc., et al. (In re Lehman Brothers Holdings Inc.), Adv. Pro. No. 09-01393-JMP (Bankr. S.D.N.Y.), (b) A/P Hotel LLC v. Lehman Brothers Holdings, Inc. (No. 2:10-cv-00720) (D. Nev), (c) AEI v. Woodlands Commercial Bank (No. 10-650727) (N.Y. Sup.) and (d) In re: Moonlight Basin Ranch, LP (Case No. 09-62327-11): Lehman Commercial Paper Inc. v. Moonlight Basin Ranch L.P. (Adv. No. 10-00009) (Bankr. Mont.) (collectively, the “Pending Litigation Claims”);

WHEREAS, Woodlands is a party to agreements identified on Schedule I hereto pursuant to which (among other things) LBHI or other Lehman Entities are or may be obligated to indemnify and hold Woodlands harmless from any losses, costs and damages Woodlands may suffer with respect thereto under applicable law or such agreements (collectively, the “Indemnification Claims”);

The LBI Municipal Bond Claim

WHEREAS, on September 12, 2008, Woodlands purchased from LBI, for a cash payment of $534 million, certain municipal securities, as identified in a schedule previously delivered by Woodlands to LBHI (the “Municipal Securities”), but LBI failed to deliver the actual Municipal Securities to Woodlands, and on account of such failure Woodlands filed a customer claim in the SIPA Proceeding seeking allowance of a customer claim in respect of said $534 million payment (the “Municipal Bond Claim”);

WHEREAS, on September 1, 2009, Woodlands received a Notice of Determination of Claim from the SIPA Trustee in the amount of $532 million. After review and discussions, Woodlands and the SIPA Trustee agreed to a Notice of Determination of Claim dated November 2, 2009, to allow the Municipal Bond Claim as a customer claim in the SIPA Proceedings in the amount of $523,056,346.41;

The Security Agreement Collateral and Affiliate Obligations

WHEREAS, Woodlands, as Secured Party, entered into a Security Agreement with Luxembourg, as Grantor, dated July 30, 2008 (as may be amended from time to time, the “Security Agreement”), pursuant to which Luxembourg granted to Woodlands a valid first priority continuing security interest in a $300 million commercial mortgage loan that Luxembourg owned, and all interest, distributions, proceeds and other property received or receivable in respect thereof, for which Woodlands timely filed an appropriate UCC-1 financing statement (collectively and together with such debt or any preferred equity or other collateral issued upon conversion of, or in substitution for, such debt and to which Woodlands’s security interest, lien and right of set-off may attach, the “Security Agreement Collateral”) in order to secure any obligations owing to Woodlands by any affiliate of Woodlands to the extent that such obligations are subject to the affiliate transactions restrictions of Section 23A of the Federal Reserve Act, 12 U.S.C. § 371c, and Regulation W of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 223, and are not otherwise adequately collateralized as required by Section 23A(c) of the Federal Reserve Act and 12 C.F.R. § 223.14 (such obligations, the “Affiliate Obligations”);

WHEREAS, although the Parties do not believe that any existing intercompany matters between Woodlands, on the one hand, and any of Lehman Entities and their affiliated companies, on the other, constitute Affiliate Obligations, other than perhaps (a) certain unsettled fees for services rendered by Woodlands to LBHI in the amount of $12.2 million, which are being settled as provided herein, and (b) certain loan suspense items with LCPI aggregating $278,000, Woodlands timely filed certain proofs of claim (the “Affiliate Obligation Claims”) in the Bankruptcy Cases on account of any Affiliate Obligations that arise or may arise by reason of obligations owing to Woodlands by any of the Lehman Entities or affiliated companies;

The Ashmore Funding Commitment

WHEREAS, in March 2007, Woodlands, as one of the original lenders, entered into a certain $370 million syndicated revolving credit facility with Ashmore Energy International and AEI Finance Holding LLC, as borrowers (the “Ashmore Syndicated Facility”), pursuant to which Woodlands committed to fund up to $50 million;

WHEREAS, although Woodlands remained the “Lender of Record” under the Ashmore Syndicated Facility with respect to the $50 million funding commitment, in July 2007, Woodlands sold a participation in its entire $50 million interest (and related funding commitment) in the Ashmore Syndicated Facility to LCPI pursuant to that certain Master Participation Agreement, dated as of August 24, 2005 (the “Master Participation Agreement”);

WHEREAS, on January 30, 2009, $40 million of LCPI’s participation interest in the Ashmore Syndicated Facility was transferred by assignment to Dresdner, with the written acknowledgement of the Administrative Agent, Credit Suisse, thereby transferring all rights, liabilities and related funding commitment associated with $40 million of the $50 million participation interest to Dresdner, with LCPI retaining its contractual obligation to fund the commitment (the “Ashmore Commitment”) associated with the remaining $10 million participation interest in the Ashmore Syndicated Facility (such remaining $10 million participation interest, the “Ashmore Participation Interest”);

WHEREAS, upon LCPI’s failure to fund a draw request on account of the Ashmore Commitment in the approximate amount of $6.7 million, Woodlands, as Lender of Record, agreed to honor such draw request, and anticipates that it may be called upon to fund the remaining balance of the Ashmore Commitment (such remaining unfunded commitment, the “Ashmore Unfunded Commitment”);

WHEREAS, Woodlands timely filed a claim against LCPI (the “Ashmore Funding Commitment Claim”) in the Bankruptcy Cases on account of funding obligations related to the Ashmore Commitment;

The Other Loan Funding Commitments

WHEREAS, prior to the Filing Date, Woodlands made certain other loans and funding commitments to various borrowers, regarding which LBHI and LCPI purchased the participation interests identified in Schedule II hereto (the “Participation Interests”) from Woodlands pursuant to the Master Participation Agreement;

WHEREAS, pursuant to the Master Participation Agreement, each of LBHI and LCPI, as a participant, is obligated to tender its proportionate share of any advances made on account of those loan commitments to which its Participation Interest(s) relates;

WHEREAS, without regard to the obligations of LBHI and/or LCPI under the Master Participation Agreement, Woodlands remains primarily liable for the funding commitments associated with such Participation Interests in the event that LBHI and/or LCPI, as applicable, fails to fund its share of any loan commitment relating to such Participation Interests, and Woodlands timely filed claims against LBHI and LCPI in the Bankruptcy Cases for any amounts that may be advanced by Woodlands on account of such funding commitments (the “Other Loan Funding Commitment Claims”);

Settlement

WHEREAS, the Tax Claim, the LBSF ISDA Claims, the FPA Claims, the Participation Interest Claims, the MFA Claims, the Fee Claim, the LBCS ISDA Claims, the Pending Litigation Claims, the Indemnification Claims, the Affiliate Obligation Claims, the Ashmore Funding Commitment Claim, and the Other Loan Funding Commitment Claims shall be referred to herein, collectively, as the “Claims”;

WHEREAS, except as otherwise provided herein, the Parties desire to resolve and settle on the terms and conditions set forth herein the Claims, and (i) such other claims of Woodlands against LBHI to the extent that any such claims are known to Woodlands as of the date hereof and arise out of or by reason of any actions, omissions or events occurring, or circumstances existing, on or prior to March 31, 2010 and (ii) such other claims of LBHI and its subsidiaries (other than Woodlands) against Woodlands to the extent that any such claims are known to LBHI or its subsidiaries (other than Woodlands) as of the date hereof and arise out of or by reason of actions, omissions or events occurring, or circumstances existing, on or prior to March 31, 2010 ;

NOW, THEREFORE, in consideration of the undertakings, agreements and other consideration provided for herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows, subject to the receipt of the required approval of the Bankruptcy Court and non-objections by the FDIC and the Utah Department of Financial Institutions and the satisfaction of the other conditions set forth in Section 13 hereof:

1. Tax Allocations/TAA.

(a) Resolution of Tax Liabilities for the Pre-2010 Taxable Years.

(i) In full satisfaction of all amounts owing and obligations arising under the TAA between LBHI and its subsidiaries (other than Woodlands), on the one hand, and Woodlands, on the other hand, for the taxable years ended before January 1, 2010 (the “Pre-2010 Taxable Years”), the following shall occur on the Effective Date: all accounts payable owing by Woodlands to LBHI for payments under the TAA shall be cancelled, and LBHI shall pay Woodlands $36,224,442 (the “Tax Payment Amount”), which amount is included in and forms part of the Effective Date Cash Payment portion of the Settlement Payment provided for in Section 2(a) below). Such cancellation and payment shall be in full and final satisfaction of all rights and obligations between the Parties (together with their subsidiaries) with respect to federal, state and local tax liabilities (including any and all liabilities under the TAA or otherwise) reported or reportable on Federal Consolidated Returns or State Combined Returns that were filed or required to be filed for Pre-2010 Taxable Years, and the TAA shall thereupon be deemed terminated in full without liability on the part of any party in connection with such termination, other than any liability for obligations arising under this Agreement (including, without limitation, those set forth in Sections 1(a)(ii) and 1(b) below).

(ii) For the avoidance of doubt, the Parties agree that the satisfaction of rights and obligations, and the termination of the TAA, all as described in Section 1(a)(i) above, shall have the following consequences, among others: (A) except as provided in (B), (C) and (D) of this Section 1(a)(ii), no additional payments shall be due from or to Woodlands with respect to taxes (including amounts payable under the TAA) relating to Federal Consolidated Returns and State Combined Returns for Pre-2010 Taxable Years, including any such payment obligations that might otherwise arise under the TAA as a result of any adjustments from any pending or future examinations of Pre-2010 Taxable Years by any taxing authority, (B) if Woodlands shall be required to pay any additional amounts to a tax authority with respect to taxes that are the subject of the TAA, LBHI shall reimburse Woodlands for such amounts, including, without limitation, any taxes due and owing, together with any costs, expenses, penalties, fines, charges, and any reasonable attorneys’ and other professional fees and expenses incurred by Woodlands in connection therewith (provided that Woodlands promptly notifies LBHI of any asserted liability and gives LBHI a reasonable opportunity to defend and challenge such asserted liability, with the reasonable cooperation of Woodlands), (C) any refund or credit received by Woodlands of taxes reported on Federal Consolidated Returns or State Combined Returns for Pre-2010 Taxable Years that are the subject of the TAA shall be promptly remitted to LBHI, and (D) Woodlands shall be required to pay, and shall be entitled to receive and retain, any deficiencies, or refunds, of taxes reported or reportable on state or local tax returns that were filed or required to be filed by Woodlands on a separate basis (including with its subsidiaries) and not on a combined basis with LBHI or any of LBHI’s subsidiaries.

(b) Execution of New Tax Allocation Agreement. Woodlands and LBHI have agreed upon the material terms of a new tax allocation agreement, the form of which is attached as Exhibit A (the “New TAA”). The New TAA is intended, among other things, to (i) be effective for the taxable year beginning January 1, 2010, and for all subsequent taxable years in which Woodlands is included in the Federal Consolidated Returns or any State Combined Returns with LBHI and other members of the Affiliated Group, (ii) provide that any 2008 NOL attributable to Woodlands in excess of $301,737,169 is carried forward to 2010 and subsequent taxable years (and such excess shall not be treated as carried back or forward to any Pre-2010 Taxable Years) for purposes of the New TAA, in recognition that $135,511,213 of the 2008

NOL was treated as carried back and that $166,225,956 of the 2008 NOL was treated as carried forward to 2009 for purposes of computing the Tax Payment Amount with respect to the Pre-2010 Taxable Years, (iii) provide for payments from Woodlands to LBHI, and remittances from LBHI to Woodlands, as if Woodlands (together with its subsidiaries, to the extent applicable) filed a separate tax return for federal, state and local tax purposes, such payments and remittances to be made on the same basis as provided in Section 5 of the TAA, (iv) provide that in calculating 2010 and future taxable income, Woodlands’s tax attributes as of January 1, 2010 will be calculated in a manner consistent with the tax accounting workpapers that support Woodlands’s financial statements as of December 31, 2009, based on which the Tax Payment Amount was determined (regardless of any adjustment to Pre-2010 Taxable Years by any taxing authority or Woodlands that would have an effect on post-2009 taxable years), (v) provide that, upon a deconsolidation of Woodlands as a result of which Woodlands is no longer required or permitted to join in the Federal Consolidated Returns or any State Combined Returns, the New TAA shall terminate and no other amounts shall be payable under the New TAA with respect to Federal Consolidated Returns and State Combined Returns, except with respect to any amount due to or from Woodlands as of the date of deconsolidation, and (vi) shall contain terms that, except as otherwise provided herein, are substantially the same as the terms of the TAA. In this regard, the New TAA shall be executed and delivered by LBHI and Woodlands on the Effective Date and the Approval Order (as defined below) shall provide that, on the Effective Date, the New TAA will be effective and binding upon the parties for all purposes in the Bankruptcy Cases.

2. Resolution of the Settled Claims.

(a) The Settlement. In settlement and resolution of each of the (i) Tax Claim; (ii) LBSF ISDA Claims, (ii) FPA Claims, (iii) Participation Interest Claims, (iv) MFA Claims, (v) Fee Claim, (vi) LBCS ISDA Claims, and (vii) Affiliate Obligation Claims (collectively, the “Settled Claims”), and in consideration of the Parties entering into the covenants, agreements and undertakings contained herein, LBHI and/or one or more of the other Lehman Entities, as applicable, shall on the Effective Date, unless otherwise agreed to in writing by the Parties, effectuate the following, all of which together constitute and are referred to herein as the “Settlement”:

(A) LBHI and/or certain of the other Lehman Entities shall pay (divided among LBHI and such Lehman Entities as they may determine) to Woodlands cash in the amount of $75 million (the “Effective Date Cash Payment”).

(B) LBHI shall execute and deliver an appropriate termination agreement, whereby the Contribution Agreement shall be terminated and shall thereupon be null and void and of no force or effect, and the Parties shall take any and all additional steps and execute such other documents as may be necessary to effect such termination of the Contribution Agreement so as to ensure that any and all amounts payable on account of the Municipal Bond Claim in the SIPA Proceedings are made payable to Woodlands and not LBHI.

(b) Allocation of the Settlement. The Parties agree that such portion of the Settlement transferred to and/or realized by Woodlands pursuant to Section 2(a) above shall be allocated first to satisfaction of the Tax Payment Amount. The remaining value of the Settlement transferred to Woodlands pursuant to Section 2(a) above shall be in full settlement and satisfaction of the other Settled Claims, other than the Tax Claim, or shall be treated as a contribution of capital by LBHI to Woodlands, as determined by Woodlands in its sole and absolute discretion.

(c) Termination of the Settled Claims Operative Documents. Each of the operative documents giving rise to the Settled Claims, other than the Forward Purchase Agreements (such operative documents to which Woodlands and a Debtor are parties, together with any and all related documents and agreements by and among Woodlands and a Debtor, the “Settled Claims Operative Documents”) shall be deemed rejected and terminated as of the Effective Date upon implementation of the Settlement, and none of the Parties shall thereafter have any further claims, demands, liabilities and causes of action, including, without limitation, any potential claims whatsoever, on account of, in relation to or arising under the Settled Claims Operative Documents by reason of such rejection or termination or otherwise, all of which claims, potential claims, demands, liabilities and causes of action shall be deemed waived and/or released, other than in respect of the Settlement and the respective obligations of the Parties hereunder.

3. Forward Purchase Agreements and Mirror Agreements.

(a) Forward Purchase Agreements. In further settlement and resolution of the Settled Claims, including, without limitation, the FPA Claims, the Lehman Entities, for themselves and on behalf of their affiliated debtor-entities in the Bankruptcy Cases set forth on Schedule III hereto (such affiliated debtor-entities, the “Other Lehman Debtors”), shall, on the Effective Date, be deemed to have waived any and all rights, title and interest in respect of each Forward Purchase Agreement such that Woodlands shall thereupon be permitted to exercise any of its rights in, under or regarding each such Forward Purchase Agreement, including, without limitation, the right to transfer, sell or assign its interests therein, to any third party, free and clear of all claims or interests of the Lehman Entities and the Other Lehman Debtors therein, without any obligation or accountability to the Lehman Entities or the Other Lehman Debtors in respect thereof, including, without limitation, by reason of Woodlands’ performance under any such Forward Purchase Agreement or the transfer, sale or assignment thereof, and to that end the Lehman Entities shall take such actions and execute or cause to be executed such other documents as may be necessary to evidence the waiver and/or termination of any and all interests of the Lehman Entities and the Other Lehman Debtors in each of the Forward Purchase Agreements.

(b) Mirror Agreements. For the avoidance of doubt, pursuant to Section 2 above, each Mirror Agreement shall be deemed rejected and terminated, as of the Effective Date, and none of the Parties shall have any further claims, demands, liabilities and causes of action, including, without limitation, any potential claims whatsoever, on account of, in relation to or arising under the Mirror Agreements by reason of such rejection or termination or otherwise, all of which claims, potential claims, demands, liabilities and causes of action shall be deemed waived and/or released.

4. Ashmore Funding Commitment Claim.

(a) Ashmore Participation Interest. In settlement of the Ashmore Funding Commitment Claim, upon the Effective Date, LCPI shall be deemed to have released any right, title or interest it has or may have, on account of the Ashmore Participation Interest or otherwise, in or to the approximately $6.7 million of the Ashmore Commitment agreed to be funded by Woodlands (the “$6.7 million loan”), and shall have no right, title or interest in or to any amounts (including, without limitation, principal or interest), paid or repaid to Woodlands on account of the $6.7 million loan. The Parties shall take any and all additional steps and execute or cause to be executed such other documents as may be necessary to effect such release so as to ensure that any and all amounts payable on account of the $6.7 million loan are made payable to Woodlands and not LCPI.

(b) Ashmore Unfunded Commitment. Upon the Effective Date, LCPI shall be deemed to have reaffirmed and assumed all of their funding obligations incident to the Ashmore Unfunded Commitment and, in this regard, if and to the extent that any draw request shall thereafter be made on the Ashmore Unfunded Commitment, LCPI shall timely fund such draw request in accordance with the Master Participation Agreement and the applicable financing agreements (such commitment, as and to the extent funded by LCPI, the “LCPI/Ashmore Loan.”) LCPI and Woodlands agree that the portion of any repayment of principal made on such loan that would otherwise by attributable to the LCPI/Ashmore Loan shall, as between Woodlands and LCPI, first be applied to Woodlands’ account in respect of the $6.7 million loan and only after the $6.7 million loan has been repaid in full will repayments otherwise attributable to the LCPI/Ashmore Loan be applied to LCPI’s account.

5. Other Loan Funding Commitment Claims, Pending Litigation Claims and Indemnification Claims. In settlement and resolution of the Other Loan Funding Commitment Claims, the Pending Litigation Claims and the Indemnification Claims, upon the Effective Date, LBHI and the applicable Lehman Entities shall be deemed to have (a) reaffirmed and assumed the funding obligations incident to the Participation Interests, and, in accordance therewith, shall timely fund all amounts due and owing on the loan commitments to which its Participation Interests relate as and when due, (b) reaffirmed and agreed to indemnify and hold Woodlands harmless from any losses, costs and damages (including, without limitation, any legal expenses), Woodlands may suffer or incur incident to, arising under, or as a result of any lawsuits giving rise to any Pending Litigation Claims and (c) reaffirmed and assumed any agreements giving rise to any Indemnification Claims to the extent such agreements provide for indemnity; provided, however, that nothing herein shall be construed to limit the rights of Woodlands to manage and settle, in their reasonable discretion, any claims or disputes giving rise to any Pending Litigation Claims, Indemnification Claims, or any claims incident to the Participating Interests, and provided further that Woodlands shall, upon request, keep LBHI reasonably informed of and cooperate with LBHI with respect to any litigation in respect of any such claims. In the event pursuant to the foregoing indemnity LBHI or another applicable Lehman Entity shall pay in respect of any loan funding obligation liabilities representing a principal amount to be loaned (including a settlement payment in lieu of the funding of a loan) and in connection therewith Woodlands would otherwise receive any creditor rights in respect of such principal amount loaned, Woodlands shall assign all creditor rights so received on account of such principal amount loaned to LBHI or such other Lehman Entity, so that LBHI or such Lehman Entity shall be in the same position it would have been in if in respect of such liability it were Woodlands.

6. Mutual Releases. On the Effective Date, Woodlands, on the one hand, and each of the Lehman Entities and the Other Lehman Debtors, on the other hand, shall execute and deliver mutual releases in the forms for Woodlands and LBHI attached hereto as Exhibits B and C, respectively, whereby such Party will release and waive or cause to be released and waived on its behalf, and on behalf of its related parties identified in such form, any and all claims, demands, liabilities and causes of action, both in law and in equity, that it has, had or claims to have or have had or hereafter can, may or shall have against the other and its related parties (as identified in such form of release) from the beginning of time and arising out of actions, omissions or events occurring, or circumstances existing, on or prior to March 31, 2010, except as otherwise provided in such form of release; provided, however, that nothing in any such release shall release the Parties from their obligations under (a) this Agreement, (b) under any agreements, instruments or related documents executed pursuant to this Agreement or otherwise in accordance with or necessary to implement the Settlement or any of the transactions or agreements provided for or contemplated herein or (c) the other agreements between or among the Parties in effect and still to be performed at the Effective Date identified in the form of release.

The Parties hereby acknowledge and agree that, except as provided in Section 5 above, this Agreement does not, and is not intended to, resolve any of the Other Loan Funding Commitment Claims, Pending Litigation Claims, or Indemnification Claims to the extent that any such claim on the date hereof is unliquidated and each of the Parties reserves all of their rights in this regard, including the right to make claims and/or reach agreements to settle all such matters at a later date. In addition, the Parties hereby acknowledge and agree that this Agreement does not, and is not intended to address or resolve (i) any indemnification or contribution obligations of LBHI or any of its subsidiaries to Woodlands or any of its subsidiaries, or any other intercompany claims, in each case not yet known to Woodlands as of the date hereof, or any indemnification or contribution obligations of Woodlands to LBHI and its subsidiaries, or any other intercompany claims, in each case not yet known to LBHI or its subsidiaries as of the date hereof; (ii) any claim that Woodlands or its respective current or former directors, officers and employees have under (A) any insurance policies that are or were maintained by LBHI or (B) the bylaws or certificate of incorporation of LBHI or Bancorp; and (iii) any claim that Woodlands may have against LBHI under the guarantee issued by LBHI in favor of Woodlands with regard to an ISDA Master Agreement and related transactions involving Lehman Brothers Finance AG (all of such claims, collectively, the “Unsettled Claims”), and that each of the Parties hereby reserves all of their respective rights and remedies in respect of such matters, including the right to make claims and/or reach agreements to settle such claims or matters at a later date, subject to any applicable requirements of the Bankruptcy Code.

7. Release of Security Agreement Collateral. Without limiting the generality of the release provided to be received by LBHI by Section 6, upon payment in full of the Effective Date Cash Payment, the termination of the Contribution Agreement and the execution and delivery of the Capital Maintenance Agreement, all as herein provided, Woodlands’ security interest in the Security Agreement Collateral shall be deemed terminated and released, and Woodlands shall, promptly upon the request of LBHI, execute such termination statements under the Uniform Commercial Code of any applicable jurisdiction, and take such other actions and execute such other instruments, as may be reasonably necessary to effect the termination and release of the security interests and rights granted to Woodlands to the Security Agreement Collateral under the Security Agreement.

8. Capital Maintenance Agreement. In consideration of the agreements and undertakings provided for herein, LBHI shall, on the Effective Date, execute and deliver a Capital Maintenance Agreement in the form attached hereto as Exhibit D providing for maintenance of Woodlands’ Tier 1 and total risk-based capital ratios at 11% and 15%, respectively, for the term of the Capital Maintenance Agreement, as provided for therein. Upon effectiveness of the Capital Maintenance Agreement, the capital commitment of LBHI to Woodlands under Section 2 of the Contribution Agreement shall terminate and the provisions of such section shall be of no further force or effect.

9. Transactions after March 31, 2010. Nothing contained herein is intended to, or shall be applied, to relieve the Lehman Entities, Woodlands or their respective subsidiaries, from any of their obligations to the other that have arisen or do arise as a result of actions, omission or events occurring, or circumstances first existing, after March 31, 2010, including accounts payable or receivable arising in the ordinary course of business.

10. Further Assurances. Each Party shall use its commercially reasonable efforts after the Effective Date to execute and deliver such instruments, certifications, reports and other documents, and to take such other actions, as may be reasonably requested by another Party in order to perfect or confirm or give effect to the transactions and releases contemplated by this Agreement.

11. Representations.

(a) Each of the Lehman Entities hereby represents to Woodlands as follows:

(i) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority (subject to and after giving effect to the Required Approvals) to execute and deliver this Agreement and to perform its obligations hereunder, and it has taken all necessary action to authorize such execution, delivery and performance (subject to and after giving effect to the Required Approvals).

(ii) This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, subject to the Required Approvals, as applicable, and other applicable bankruptcy, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought is a proceeding in equity or in law).

(b) Woodlands hereby represents to each of the Lehman Entities as follows:

(i) It is duly organized, validly existing and in good standing under the laws of the State of Utah, and has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder (subject to and after giving effect to the Required Approvals, as applicable), and it has taken all necessary action to authorize such execution, delivery and performance.

(ii) This Agreement entered into as of the date hereof has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, subject to the Required Approvals, as applicable, and other applicable bankruptcy, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought is a proceeding in equity or in law).

12. Governing Law. To the extent not governed by the Bankruptcy Code, this Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that State without reference to its conflict of laws rules. The Parties agree that the appropriate and exclusive forum for any disputes arising out of this Agreement between Woodlands, on the one hand, and the Lehman Entities, on the other, shall be the Bankruptcy Court, or if such court will not hear any such suit, the United States District Court for the Southern District of New York, and, the Parties hereto irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts’ jurisdiction.

13. Required Approvals/Effective Date. The obligations of the Parties to effectuate the terms of this Agreement are subject to (a) the entry of the Approval Order by the Bankruptcy Court, (b) non-objection by the FDIC to this Agreement and the performance by the Parties of their obligations hereunder, (c) non-objection by the Utah Department of Financial Institutions to this Agreement and the performance by the Parties of their obligations hereunder (the approval of the Bankruptcy Court and the non-objections of the FDIC and the Utah Department of Financial Institutions shall be referred to herein, collectively, as the “Required Approvals”) and (d) the reasonable satisfaction of the Bank and LBHI that, in connection with the performance of this Agreement and specifically upon the making by LBHI or its affiliates of the settlement payment and delivery of the executed termination agreement, both as provided by Section 2(a), the execution and delivery by Woodlands of the releases provided by Section 6 and the effectiveness of the Capital Maintenance Agreement, the “Operating Clearance” as defined below with respect to Woodlands’ future operations will be received. LBHI and Woodlands shall use their best efforts to obtain all Required Approvals and the Operating Clearance on or before [            ], 2010, and shall give each other notice of the receipt of such approvals and clearance, as soon as practicable. In connection with the performance of this Agreement and following the effective date of the Capital Maintenance Agreement as provided therein, the pending Consent Order to Cease and Desist dated September 14, 2008 respecting Woodlands will be modified as required by the FDIC and acceptable to Woodlands and the existing Consent Order to Cease and Desist dated February 4, 2009 respecting Woodlands will be terminated by the FDIC (the “Operating Clearance”). Except as otherwise provided for herein or as the Parties may otherwise agree, this Agreement shall become effective on, and only upon, the business day (the “Effective Date”) next following the day on which the later of the following three events shall have occurred: (i) entry of an order by the Bankruptcy Court approving this Agreement (the “Approval Order”), which Approval Order shall specifically provide for the waiver of any stay to the effectiveness thereof, and which order shall not otherwise have been stayed by the

Bankruptcy Court or any appellate court, (ii) Woodlands notifies LBHI that all necessary non-objections of the FDIC to the performance of this Agreement by the Parties have become effective, and (iii) Woodlands notifies LBHI that all necessary non-objections of the Utah Department of Financial Institutions to the performance of this Agreement by the Parties have become effective. Payment of funds and delivery of the termination agreement under Section 2(a) shall be against delivery of the releases contemplated by Section 6. To the extent a Party is not able to make any other delivery required of it hereby on the Effective Date, it shall use its commercially reasonable efforts to make such delivery as soon as practicable thereafter.

14. Counterparts. This Agreement may be executed and delivered by the Parties in multiple counterparts, no one of which needs to be signed by all Parties, each of which shall be deemed to be an original but all of which together shall constitute but one and the same agreement. It is the intent of the Parties that the copy signed by any Party shall be fully enforceable against said Party.

15. Entire Agreement. This Agreement, together with the exhibits and schedules hereto and other documents executed in connection therewith, constitutes the entire agreement concerning the subject matter hereof, and it supersedes any prior or contemporaneous representations, statements, understandings or agreements concerning the subject matter of this Agreement, including the letter of intent dated December 4, 2009 between LBHI and Woodlands.

16. Modifications. This Agreement may not be modified, amended or terminated except by written agreement executed by all of the Parties.

17. Successors and Assigns. On the Effective Date, the terms of this Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and assigns.

18. Headings. The headings of the sections and subsections of this Agreement are for convenience and reference only and shall not affect the construction of this Agreement.

19. Exhibits. All exhibits and schedules attached hereto are by this reference deemed a part of this Agreement for all purposes.

20. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all Parties have participated in the preparation of this Agreement.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF the parties, by duly authorized persons, have executed this Agreement as of the date first written above.

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

LEHMAN BROTHERS COMMODITY SERVICES, INC.

By:
Name:
Title:

LEHMAN BROTHERS SPECIAL FINANCING INC.

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC.

By:
Name:
Title:

LEHMAN BROTHERS BANCORP INC.

By:
Name:
Title:

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE SARL

By:
Name:
Title:

WOODLANDS COMMERCIAL BANK

By:
Name:
Title:

Execution Copy

Exhibit A

Form of New Tax Allocation Agreement

[To be attached]

TAX ALLOCATION AGREEMENT

This Tax Allocation Agreement (the “Agreement”) is made as of the Effective Date, as defined below, by and between Lehman Brothers Holdings Inc., a Delaware corporation (“LBHI”), and Woodlands Commercial Bank (f/k/a Lehman Brothers Commercial Bank), a Utah industrial bank and an indirect subsidiary of LBHI (“Woodlands”) and its operating subsidiaries, if any (the “Bank”) (the foregoing collectively referred to as the “Parties” or in the singular as a “Party”).

WHEREAS, LBHI is the parent corporation of an affiliated group of corporations (the “Group”) within the meaning of §1504(a) of the Internal Revenue Code of 1986, as amended (including the regulations promulgated thereunder, the “Code”), and such Group includes the Bank;

WHEREAS, LBHI has commenced a case under chapter 11 of title 11 of the U.S. Code in the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, LBHI and the Bank have been operating under a Tax Allocation Agreement, effective as of August 24, 2005 (the “Prior TAA”), which provides for the allocation of the Bank’s federal, state and local tax liabilities and benefits between the Parties;

WHEREAS, LBHI and the Bank entered into a Settlement Agreement, which provides for the settlement of claims relating to certain inter-company arrangements (including the Prior TAA) between the Bank, on the one hand, and LBHI and various other LBHI subsidiaries, on the other hand;

WHEREAS, among other things, the Settlement Agreement resolves and settles all claims and obligations of the Parties relating to amounts owed and obligations arising under the Prior TAA for the taxable years ended before January 1, 2010 (the “Pre-2010 Taxable Years”);

WHEREAS, at the time this Agreement is being executed and delivered the Settlement Agreement shall have become effective;

WHEREAS, in accordance with the Settlement Agreement, the Prior TAA is being terminated as of the Effective Date of this Agreement; and

WHEREAS, the Parties have agreed in the Settlement Agreement to enter into a new tax allocation agreement containing terms and conditions substantially the same as those provided herein;

NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the Parties agree as follows:

Section 1 -

Effective Date and Scope of

Tax Allocation Agreement

1.01 Effective Date. This Agreement is effective as of January 1, 2010.

1.02 Scope. This Agreement applies to the allocation of federal, state and local tax liabilities and benefits for the taxable year beginning January 1, 2010, and for all subsequent taxable years in which the Bank is included in the consolidated U.S. federal income tax returns or in any state or local combined returns with LBHI and other members of the Group.

Section 2 -

Agreement to File

Consolidated Federal Income Tax Returns and Pay Tax

2.01 Agreement to File. The Parties hereby agree that the Bank will continue to be included in the Group’s consolidated U.S. federal income tax return, so long as the Bank is a member of the Group, except (if applicable) in the event that the Bank were electively deconsolidated pursuant to Treas. Reg. § 1.597-4(g).

2.02 Elections. All elections that are available to the Group or any of its members under the Code, relating to the filing of consolidated federal income tax returns, shall be made by LBHI at its sole discretion in determining the LBHI Group’s tax liability, provided that any such elections affecting the Bank shall be made by LBHI in good faith and shall not materially increase the Bank’s tax liability in comparison to what the Bank’s tax liability would be had it filed its returns on a separate basis.

2.03 Payment of Tax. LBHI will remit the Group’s federal income tax liability to the appropriate government agency, including estimated taxes, on behalf of the Group.

Section 3 -

Agreement to File

State and Local Income Tax Returns As Appropriate

3.01 Filing State and Local Income Tax Returns. The Parties hereby agree that the LBHI shall determine the methodology and format for the filing of state and local income tax returns by the Bank, including the inclusion of the Bank in combined, affiliated or consolidated returns where appropriate. Such determination shall be made by the LBHI Corporate Tax Department in accordance with the applicable statutes and rules of each particular jurisdiction.

2

3.02 Elections. As relates to any state or local combined, affiliated or consolidated income tax returns, all elections that are available to the filing group or any of its members shall be made by LBHI at its sole discretion in determining the filing group’s tax liability provided that any such elections affecting the Bank shall be made by LBHI in good faith and shall not materially increase the Bank’s tax liability in comparison to what the Bank’s tax liability would be had it filed its returns on a separate basis.

Section 4 -

Allocation of Tax Liability

4.01 Federal Income Tax Liability or Benefit. The current federal income tax liability or benefit of the Bank will be computed by multiplying the Bank’s separate entity taxable income or loss by 35% (or the applicable federal statutory income tax rate). LBHI’s Corporate Tax Department will be responsible for the calculation of, as well as making all decisions impacting, the federal consolidated income tax return of the Group.

4.02 Unutilized Federal Income Tax Loss or Benefit. Should the Bank have an income tax loss or benefit that could not be utilized either currently or in a carryback year on a separate entity basis, but which is utilized in whole or part in a current or prior consolidated return, the Bank’s tax liability or benefit will be adjusted accordingly.

4.03 Consolidated Federal Alternative Minimum Tax (“AMT”) Liability. The Bank’s tax liability will be adjusted to reflect, if applicable, its AMT liability on a separate entity basis. The Bank, if it has a liability for an AMT, will be entitled to an AMT credit when, and if, such credit is recognized on the Group’s consolidated income tax return.

4.04 State and Local Income/Franchise Tax Liability or Benefit. The state and local income/franchise tax liability or benefit of the Bank will be computed based on the Bank’s separate entity taxable income multiplied by the applicable jurisdiction’s respective allocation factors and tax rates. A state and local income/franchise tax liability based on an alternative tax method will be allocated to the Bank to the extent it has an alternative liability on a separate entity basis. It is the intent of the Parties hereto that the concepts and methods defined in this Agreement for allocation of federal income taxes be applied in a similar manner to tax liability assessed by state and local taxing jurisdictions where there is combined tax liability between the Parties.

4.05 2008 Net Operating Losses. Any net operating loss of the Bank for the 2008 taxable year (the “2008 NOL”) shall be treated, for federal income tax purposes, as having been carried back to pre-2008 taxable years to the extent of $135,511,213 and carried forward to 2009 to the extent of $166,225,956. Any amount of the 2008 NOL in excess of $301,737,169 shall be carried forward in calculating the Bank’s federal income tax liability (or refunds) for 2010 and future years for all purposes of this Agreement. The portion of the Bank’s 2008 net operating losses treated as allocable to a state or locality in which the Bank joined in filing combined returns with LBHI or other members of the LBHI Group for 2008 shall also be carried forward in calculating the Bank’s tax liability (or refunds) for that state or locality for 2010 and future years for all purposes of this

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Agreement, but only to the extent such 2008 net operating losses allocable to that state or locality were not carried back to pre-2008 taxable years in calculating refunds for that state or locality that were included in the Tax Payment Amount (as defined in the Settlement Agreement) or carried forward in calculating the Bank’s tax liability for that state or locality for 2009. The net operating losses for 2008 treated as carried forward to 2010 or subsequent years for federal, state and local tax purposes under the preceding two sentences, as well as net operating losses arising in 2010 and subsequent years, shall not be carried back to pre-2008 years for purposes of this Agreement, regardless of any election that LBHI may have as a result of any change in law or otherwise.

4.06 Other Pre-2010 Tax Carry Forwards. This section shall apply if the Bank is determined to have tax benefits, other than the 2008 NOLs, including without limitation any tax credits, for Pre-2010 Taxable Years that could be carried forward for federal, state or local tax purposes if the Bank were filing its tax returns on a separate entity basis (“Other Pre-2010 Tax Carry Forwards”). In that event, the Other Pre-2010 Tax Carry Forwards shall be available to be used by the Bank in calculating its federal, state or local tax liabilities for 2010 and future years for all purposes of this Agreement, but only to the extent such amounts were not used in calculating the Tax Payment Amount (as defined in the Settlement Agreement).

Section 5 -

Deferred Taxes

5.01 Amount of Deferred Taxes. Deferred taxes, reflected either as an asset or liability, shall be computed by the Bank on a separate entity basis.

5.02 No Payment for Deferred Taxes. The Bank will not tender or accept payment relative to its separately computed deferred tax liabilities/benefits.

Section 6 -

Refund and Payment

6.01 Payment of Tax. Payments of tax by the Bank to LBHI shall equal the amount which the Bank has recorded as its current income/franchise tax liability on a separate entity basis. Estimated tax payments shall be made to LBHI by the Bank at the same time at which the Bank would have been required to tender such amount to the appropriate tax authority had it filed as a separate entity.

6.02 Income Tax Benefit. LBHI will pay the Bank for separate company net operating losses, capital loss carryovers, charitable contributions, Section 1231 gains and losses, general business credits, and other tax benefits (collectively, “Losses”) generated by it, that are used in the consolidated return of the Group to the extent those Losses may be utilized by the Bank on a separate return basis as follows: Should the Bank incur Losses for income tax return purposes that it could utilize currently if it filed its return on a separate entity basis, it will record a current income tax benefit. Within a reasonable time

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(not to exceed thirty (30) days) of the date when the Bank would have filed its return utilizing such Losses, if it had been on a separate entity filing basis, it will be entitled to receive a refund from LBHI in an amount no less than the amount of the income tax benefit derived from such Losses. This refund shall be tendered to the Bank regardless of whether the Group is receiving a refund.

Section 7 -

Recomputations and Adjustments

7.01 IRS or Other Taxing Authority’s Adjustment of Group Tax Liability. If any item of income, loss, expense, or a credit for Taxable Year 2010, or for any subsequent taxable year for which this Agreement is in effect, is changed or adjusted by the Internal Revenue Service (“IRS”) or other taxing authority, and such change or adjustment is part of a final determination, then the Parties hereby agree that the calculation of the separate tax of the Bank shall be recomputed so as to reflect such revision. Appropriate payments will be tendered by or to the Bank, if required as a result of such recomputation. The Bank will be charged or credited with interest and/or penalties resulting from such adjustments and recomputations.

7.02 Other Recomputations. If there is any change of or adjustment to any item relating to the computation of payments under this Agreement of a type not provided for in Section 7.01 above (such as a recomputation of amounts due hereunder to reflect a carryback of an item of loss or credit, or a correction of any erroneous calculation previously made hereunder), then the Bank shall make or receive such payments as may be necessary and appropriate to reflect the intent of this Agreement.

7.03 Pre-2010 Taxable Years. Notwithstanding anything else in this Agreement, no recomputation or adjustment shall be made under this Agreement based on any change or adjustment of items in Pre-2010 Taxable Years, whether such changes or adjustments are made by federal or state tax authorities or otherwise. Provided, that if federal, state or local tax authorities disallow net operating losses or other tax benefits claimed by the Bank in 2010 or a subsequent year and require such items to be taken instead in a Pre-2010 Taxable Year, any increase in the amount of the 2008 NOL or the Other Pre-2010 Tax Carry Forwards resulting from such change or adjustment shall be carried forward from such Pre-2010 Taxable Year and used in calculating the tax liability (or refunds) of the Bank for 2010 and later years.

Section 8 -

Miscellaneous Provisions

8.01 Foreign Tax Liabilities. It is the intent of the Parties hereto that the concepts and methods defined herein for allocation of federal, state and local income taxes also be applied in a similar manner to any tax liability assessed by foreign taxing jurisdictions where there is a combined tax liability between the Parties.

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8.02 Basis of Certain Computations. In calculating the Bank’s taxable income for purposes of this Agreement for 2010 and any future taxable year, the Bank’s tax attributes as of January 1, 2010 will be calculated in a manner consistent with the tax accounting workpapers that support the Bank’s financial statements as of December 31, 2009 (regardless of any adjustment to Pre-2010 Taxable Years by any taxing authority or the Bank that would have an effect on post-2009 taxable years).

8.03 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto, but no assignment shall relieve any party’s obligations hereunder without the written consent of the other party, which shall not be unreasonably withheld.

8.04 Entire Understanding; Amendment. This Agreement contains the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement may not be amended without the written consent of each of the Parties hereto. The Parties recognize and acknowledge their intention to enter into additional agreements from time to time with respect to the allocation of taxes not covered by this Agreement.

8.05 Governing Law; Exclusive Jurisdiction. The validity, interpretation, and performance of this Agreement shall be controlled and construed under the laws of the State of Delaware. The parties agree that, without limiting any party’s right to appeal to final decision, the appropriate and exclusive forum for resolving any disputes between the parties arising out of this Agreement shall be the Bankruptcy Court, or, if such court will not hear any such suit, the United States District Court for the Southern District of New York, and, the parties hereto irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction.

8.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.07 Termination. Upon deconsolidation of the Bank from the Group for federal income tax purposes, this Agreement shall terminate and no further amounts shall be payable under this Agreement, except for amounts owing to the Bank or LBHI for the periods through the date of deconsolidation; provided, however, that, if the Bank continues to file on a combined, affiliated or consolidated basis with LBHI for state or local income/franchise tax purposes, this Agreement shall continue to apply in respect of such taxes.

8.08 Compliance with Interagency Policy Statement. The Parties intend that this Agreement shall be construed and applied in a manner that complies with the provisions of the Interagency Policy Statement on Income Tax Allocation In a Holding Company Structure, 63 Fed. Reg. 64757, November 23, 1998, part II, Interagency Policy Statement, and in the event of a conflict between the provisions of this Agreement and the

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provisions of such policy statement the provisions of the policy statement shall govern.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date indicated below, to be effective as of the Effective Date provided above.

LEHMAN BROTHERS HOLDINGS INC.

By:		____________________
	Name:	Date
Title:

WOODLANDS COMMERCIAL BANK

By:		____________________
	Name:	Date
Title:

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Exhibit B

Form of

GENERAL RELEASE

_______ __, 2010

This GENERAL RELEASE (the “Release”), dated as of __________ __, 2010, is made by LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (“LBHI”), LEHMAN BROTHERS BANCORP INC., a Delaware corporation and wholly owned subsidiary of LBHI (“Bancorp”), LEHMAN COMMERCIAL PAPER INC., a Delaware corporation and wholly owned subsidiary of LBHI (“LCPI”), LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE SARL, a Luxembourg company and indirect wholly owned subsidiary of LBHI (“Luxco”), LEHMAN BROTHERS SPECIAL FINANCING INC., a Delaware corporation and wholly owned subsidiary of LBHI (“LBSF”), and LEHMAN BROTHERS COMMODITY SERVICES, INC., a New York corporation and a subsidiary of LBHI (“LBCS”).

RECITALS:

WHEREAS, LBHI is the sole shareholder of Lehman Bancorp, which is the sole shareholder of Woodlands Commercial Bank, an industrial bank incorporated under the laws of the State of Utah (“Woodlands”); and

WHEREAS, Woodlands, LBHI, Bancorp, LCPI, LBCS, Luxco and LBSF are parties to that certain Settlement Agreement, dated as of _______ __, 2010 (the “Settlement Agreement”); and

WHEREAS, the Settlement Agreement provides for LBHI and the subsidiaries of LBHI party thereto to enter into this Release for the benefit of Woodlands and the persons identified below; and

WHEREAS, capitalized terms used herein have, unless otherwise defined herein, the meanings provided by the Settlement Agreement;

NOW, THEREFORE, in consideration of the premises and agreements contained in the Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, LBHI, Bancorp, LCPI, LBCS, Luxco and LBSF hereby agree as follows:

1. General Release. Effective as of the Effective Date, each of LBHI, Bancorp, LCPI, LBCS, Luxco and LBSF, as well as LBHI on behalf of all other subsidiaries of LBHI controlled by LBHI (other than Aurora Bank, FSB and its subsidiaries), on behalf of itself and on behalf of its predecessors, successors, assigns, subrogees, agents and representatives, and the heirs, executors, administrators and assigns thereof in their capacities as such (collectively, the “Releasing Parties”), hereby unequivocally, irrevocably and unconditionally releases, remises, acquits, and forever discharges, waives and renounces, for the benefit of Woodlands and each direct or indirect subsidiary of Woodlands, and their respective predecessors, successors and assigns (collectively, the “Released Parties”), as the case may be, from and of, and hereby covenants not to sue or institute or prosecute or aid in the institution or prosecution of any action or suit (at law, in equity or otherwise) against any of the Released Parties with respect to, any and all actions, suits and causes of action, at law or in equity, based on contract, tort (including, without limitation, gross negligence or intentional misconduct), statute or otherwise, debts, commissions, duties, fees, liens, commitments, contracts, agreements, promises, claims, demands, damages, losses, costs, expenses, liabilities and obligations (whether pecuniary or not, including obligations to perform or forebear from performing acts or services), of any kind or nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undetermined, which such Releasing Party has, ever had or hereafter can, shall or may have from the beginning of time against any Released Party and that has arisen or hereafter may arise out of or by reason of actions, omissions or events occurring, or circumstances existing, on or prior to March 31, 2010 (collectively, “Claims”), except for the Claims (including Claims arising under the agreements and instruments identified on Attachment A hereto) arising out of or by reason of actions or omissions occurring, or circumstances existing, not known to LBHI (including the subsidiaries of LBHI) on the date hereof. For the avoidance of doubt, it is understood and agreed that the Releasing Parties are not releasing hereunder any claims (whether now existing or hereafter arising) against the Released Parties arising under the Settlement Agreement or any agreement, instrument or document referred to in the Settlement Agreement as implementing the provisions of the Settlement Agreement (including, without limitation, the New TAA) or any claims arising out of any acts or omissions or events occurring, or circumstances first coming about, after March 31, 2010.

2. Complete Defense. This Release shall constitute a complete defense to any Claim released pursuant to Section 1 above. That any matter is released hereunder shall not be construed as an admission on the part of any Released Party of any liability with respect thereto.

3. Representations. Each of LBHI, Bancorp, Luxco, LCPI, LBCS and LBSF acknowledges, agrees and represents, on behalf of itself and its subsidiaries, that (i) it has not assigned any Claim or potential Claim against any of the Released Parties to any other person and (ii) it has been advised by its legal counsel with respect to, and has negotiated and agreed upon, this General Release and hereby expressly waives any rights it has under any applicable law to maintain any Claim with respect to the matters set forth herein.

4. Third-Party Beneficiaries. Each of the Released Parties shall be deemed a third-party beneficiary of this General Release and shall be entitled to enforce the provisions hereof.

5. Governing Law. This General Release shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without giving effect to the provisions, policies or principles thereof concerning conflict of laws).

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IN WITNESS WHEREOF, the undersigned have signed this General Release this ___ day of __________ 2010.

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

LEHMAN BROTHERS BANCORP INC.

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC.

By:
Name:
Title:

LEHMAN BROTHERS COMMODITY SERVICES, INC.

By:
Name:
Title:

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE SARL

By:
Name:
Title:

LEHMAN BROTHERS SPECIAL FINANCING INC.

By:
Name:
Title:

3

ATTACHMENT A

(to General Release)

[To be completed]

1.	Third Restated and Amended Intercompany Services Agreement, dated May _____, 2010, between LBHI and Woodlands.

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Exhibit C

Form of

GENERAL RELEASE

__________ __, 2010

This GENERAL RELEASE (the “Release”), dated as of _________ __, 2010, is made by WOODLANDS COMMERCIAL BANK FSB, an industrial bank incorporated under the laws of the State of Utah (“Woodlands”).

RECITALS:

WHEREAS, Woodlands is a wholly owned subsidiary of Lehman Brothers Bancorp Inc. a Delaware corporation (“Bancorp”), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc., a Delaware corporation (“LBHI”); and

WHEREAS, Woodlands, LBHI, Bancorp, Lehman Commercial Paper Inc., a Delaware corporation and wholly owned subsidiary of LBHI (“LCPI”), Lehman Brothers Commodity Services, Inc., a New York corporation and wholly owned subsidiary of LBHI (“LBCS”), Luxembourg Residential Properties Loan Finance SARL, a Luxembourg company and indirect wholly owned subsidiary of LBHI (“Luxco”), and Lehman Brothers Special Financing Inc., a Delaware corporation and wholly owned subsidiary of LBHI (“LBSF”), are parties to that certain Settlement Agreement, dated as of ______ __, 2010 (the “Settlement Agreement”); and

WHEREAS, the Settlement Agreement provides for Woodlands to enter into this Release for the benefit of LBHI and the persons identified below; and

WHEREAS, capitalized terms used herein have, unless otherwise defined herein, the meanings provided by the Settlement Agreement;

NOW, THEREFORE, in consideration of the premises and agreements contained in the Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Woodlands hereby agrees as follows:

1. General Release. Effective as of the Effective Date, Woodlands, for itself and for all subsidiaries of Woodlands, and for their respective predecessors, successors, assigns, subrogees, agents and representatives, and the heirs, executors, administrators and assigns thereof in their capacities as such (collectively, the “Releasing Parties”), hereby unequivocally, irrevocably and unconditionally releases, remises, acquits, and forever discharges, waives and renounces, for the benefit of each of LBHI, Bancorp, LCPI, LBCS, Luxco, and LBSF, and their respective predecessors, successors and assigns (collectively, the “Released Parties”), as the case may be, from and of, and hereby covenants not to sue or institute or prosecute or aid in the institution or prosecution of any action or suit (at law, in equity or otherwise) against any of the Released Parties with respect to, any and all actions, suits and causes of action, at law or in equity, based on contract, tort (including, without limitation, gross negligence or intentional misconduct), statute or otherwise, debts, commissions, duties, fees, liens, commitments, contracts, agreements, promises, claims, demands, damages, losses, costs, expenses, liabilities and obligations (whether pecuniary or not, including obligations to perform or forebear from performing acts or services), of any kind or nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undetermined, which such Releasing Party has, ever had or hereafter can, shall or may have from the beginning of time against any Released Party and that has arisen or hereafter may arise out of or by reason of actions, omissions or events occurring, or circumstances existing, on or prior to March 31, 2010, including but not limited to those matters covered by the proofs of claim filed by Woodlands in the cases (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the U.S. Code commenced by LBHI, LCPI, LBCS, Luxco, LBSF and affiliated debtors in the U.S. Bankruptcy Court for the Southern District of New York (Case No. 08-13555 (JMP) (Jointly Administered) (collectively, “Claims”), except for the Claims (including the agreements and instruments) identified on Attachment A hereto and any Claims arising out of or by reason of actions or omissions occurring, or circumstances existing, not known to Woodlands on the date hereof. For the avoidance of doubt, it is understood and agreed that the Releasing Parties are not releasing hereunder any claims (whether now existing or hereafter arising) against the Released Parties arising under the Settlement Agreement or any agreement, instrument or document referred to in the Settlement Agreement as implementing the provisions of the Settlement Agreement (including, without limitation, the New TAA) or any claims arising out of any acts or omissions or events occurring, or circumstances first coming about, after March 31, 2010.

2. Complete Defense; Expungement of Proofs of Claim. This Release shall constitute a complete defense to any Claim released pursuant to Section 1 above. Woodlands hereby agrees that the proofs of claim they have filed in the Chapter 11 Cases (other than the portion of the proofs of claim identified on Attachment A hereto) shall be expunged. Woodlands shall execute such instruments or other documents as LBHI may reasonably request to reflect or confirm the expungement of such proofs of claim. That any matter is released hereunder shall not be construed as an admission on the part of any Released Party of any liability with respect thereto.

3. Representations. Woodlands acknowledges, agrees and represents, on behalf of itself and its subsidiaries, that (i) it has not assigned any Claim or potential Claim against any of the Released Parties to any other person and (ii) it has been advised by its legal counsel with respect to, and has negotiated and agreed upon, this General Release and hereby expressly waives any rights it has under any applicable law to maintain any Claim with respect to the matters set forth herein.

4. Third-Party Beneficiaries. Each of the Released Parties shall be deemed a third-party beneficiary of this General Release and shall be entitled to enforce the provisions hereof.

5. Governing Law. This General Release shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without giving effect to the

2

provisions, policies or principles thereof concerning conflict of laws).

IN WITNESS WHEREOF, the undersigned have signed this General Release this ___ day of _________ 2010.

WOODLANDS COMMERCIAL BANK

By:
Name:
Title:

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ATTACHMENT A

(to General Release)

[To be completed]

1.	Third Restated and Amended Intercompany Services Agreement, dated May _____, 2010, between LBHI and Woodlands.

2.	To the extent not liquidated as of the date hereof, the Other Loan Funding Commitment Claims, Pending Litigation Claims, and Indemnification Claims (all as defined in the Settlement Agreement).

3.	The Unsettled Claims (as defined in the Settlement Agreement).

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Exhibit D

Form of Capital Maintenance Agreement

[To be attached]

CAPITAL MAINTENANCE AGREEMENT

THIS CAPITAL MAINTENANCE AGREEMENT (“Agreement”) is entered into the __________day of                  2010 (to be effective as provided in Article IV below as of the “Effective Date”); by and among WOODLANDS COMMERCIAL BANK (the “Bank”), a Utah Industrial Bank with its home office in Salt Lake City, Utah, LEHMAN BROTHERS BANCORP INC. (the “Parent”), a Delaware corporation with its principal place of business in New York, New York, LEHMAN BROTHERS HOLDINGS INC. (the “Ultimate Parent”); a Delaware corporation with its principal place of business in New York, New York, the UTAH DEPARTMENT OF FINANCIAL INSTITUTIONS (the “Utah DFI”) and the FEDERAL DEPOSIT INSURANCE CORPORATION (the “FDIC”) (all collectively referred to as the “Parties”).

RECITALS

WHEREAS, the Bank is a wholly-owned subsidiary of the Parent, and an indirect wholly-owned subsidiary of the Ultimate Parent;

WHEREAS, the Ultimate Parent is a debtor in possession in a case under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), wherein there are also pending Chapter 11 cases of certain subsidiaries of Ultimate Parent, which cases of Ultimate Parent and its subsidiaries have been consolidated for administrative purposes only (collectively, “Bankruptcy Cases”);

WHEREAS, the Ultimate Parent, Parent (collectively, the “Parents”) and the Bank have determined that it is in the best interests of the Parents and the Bank to ensure that the Bank is able to continue to operate, safely and soundly and in accordance with all applicable laws, regulations and regulatory requirements, as a going concern;

WHEREAS, in order to meet all regulatory capital requirements and carry out its business plan, the Bank may need additional capital from time to time;

WHEREAS, the Utah DFI and the FDIC seek to ensure that the Bank complies with all of its capital requirements and that the Bank operates in a safe and sound manner;

WHEREAS, the Parents may realize the benefits of contributions to the equity capital of the Bank through continued ownership of the Parent’s equity interest in the Bank;

WHEREAS, the Bank has certain claims pending in the Bankruptcy Cases (“Bankruptcy Claims”);

WHEREAS, the Parents and the Bank reached a settlement of the Bankruptcy Claims and the Bank submitted a letter dated December 4, 2009 outlining the proposed settlement (“Settlement”) and seeking the non-objection of the FDIC and the Utah DFI to the Settlement;

WHEREAS, the Bank requested in connection with the Settlement that the Order to Cease and Desist issued by the FDIC on February 4, 2009 be terminated (“Termination Request”); and

WHEREAS, the FDIC may not act favorably on the Termination Request and the FDIC and Utah DFI may not act favorably on the proposed Settlement unless the Parents and the Bank execute and comply with this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration the sufficiency of which is hereby acknowledged, the Utah DFI, the FDIC, the Parents, and the Bank, intending to be legally bound, do hereby agree as follows:

ARTICLES

I. ENFORCEMENT OF AGREEMENT.

A. This Agreement shall be enforceable as a “written agreement” entered into with an agency within the meaning and for purposes of Sections 8 and 50 of the Federal Deposit Insurance Act (“FDIA”), as amended (12 USC §§ 1818 and 1831aa) and Sections 7-1-307 and 7-1-501 of the Utah Code against the Parent and the Bank. This Agreement shall not be enforceable against the Ultimate Parent under Sections 8 or Section 50 of the FDIA or Sections 7-1-307 or 7-1-501 of the Utah Code, but shall (when effective in accordance with Article IV below) constitute a binding post-petition agreement and obligation of the Ultimate Parent and be enforceable as a Section 507(a)(2) claim in a proceeding under Chapter 11 of the Bankruptcy Code and as a priority claim in a Chapter 7 proceeding, should there be a conversion from Chapter 11 of the Bankruptcy Code.

B. This Agreement shall not be enforceable as a “written agreement, order, capital directive or prompt corrective action directive issued by FDIC” requiring the Bank “to meet and maintain a specific capital level” for purposes of 12 C.F.R. § 325.103.

II. CAPITAL ASSURANCES.

A. Subject to the required approval referred to in Article IV, during the term of this Agreement and except as otherwise provided herein, the Parents will make such capital contributions as may be necessary from time to time to ensure that the Bank has sufficient capital to have Leverage and Total Risk-Based Capital ratios of 11% and 15%, respectively (hereinafter the “Minimum Capital Requirements”); all terms relating to capital shall be defined and calculated in accordance with Part 325 of the FDIC’s Rules and Regulations, 12 C.F.R. Part 325.

B. Subject to the required approvals referred to in Article IV, the Parents agree that if, at any time during the term of this Agreement, the Bank’s capital level falls below one or both of the Minimum Capital Requirements (a “Capital Deficiency”), then the Parents will, within five (5) business days after the occurrence of any of the events referred to in 12 C.F.R. § 325.102(b) with respect to such Capital Deficiency, contribute additional capital, in cash, in an amount sufficient to cause the Bank’s capital to meet the Minimum Capital Requirements; provided that such time period for compliance may be extended, or an alternate

2

form of the capital contribution may be permitted, if approved by both the appropriate Regional Director of the FDIC and the Commissioner of the Utah DFI in their sole discretions; and further provided that, in the event the Bank is less than wholly-owned by the Parent or Ultimate Parent, then the Parent shall be entitled, upon its contribution of such additional capital, to receive from the Bank additional shares of common stock of the Bank having a value equal to the capital contributed by the Parent at a price per share mutually agreed upon by the Parent and the Bank so as to prevent dilution of the Parent’s interest in the Bank. The Parent and the Bank hereby agree to use reasonable efforts to promptly obtain or provide all corporate, regulatory and other approvals necessary to authorize the issuance of such common stock to Parent.

C. The Parents and Bank agree that prior to the end of the eighteenth (18th) month after the Effective Date , the Bank will wind down its assets and liabilities in accordance with the terms of a strategic plan which the FDIC and Utah DFI have reviewed and provided written non-objections. However, during this period of time the Parents and the Bank may also market the Bank to one or more unaffiliated third parties, including through one or more investment banking firms. If on the date that is fourteen (14) days prior to the end of the eighteenth (18th) month after the Effective Date the sale of the Bank has not been consummated, the Parents shall on or before the end of such eighteenth (18th) month purchase any remaining assets of the Bank, other than cash and cash equivalents, in exchange for cash or readily marketable securities at a price equal to the greater of (i) the book value (based on marked to market accounting pursuant to FAS 159) of such assets or (ii) 111% of Bank’s total book liabilities (based on marked to market accounting pursuant to FAS 159) less the amount of the Bank’s cash and cash equivalents and the Bank shall, as soon as reasonably possible, terminate its deposit insurance with the FDIC and surrender its charter to the Utah DFI.

III. TERM AND TERMINATION OF AGREEMENT.

A. The term of this Agreement shall commence on the Effective Date (as defined below) and shall terminate upon the first to occur of (i) the earlier of (A) the time when neither the Ultimate Parent nor the Parent have control, as herein defined, of the Bank or (B) the time following the purchase of any remaining assets of the Bank, other than cash and cash equivalents, by either the Ultimate Parent or the Parent in exchange for cash or readily marketable securities at a price determined as set forth in Article II.C, above, and there are no deposit liabilities of the Bank then outstanding or (ii) with the written consent of the Parties. For purposes of this Agreement, “control” shall have the meaning set forth at 12 U.S.C. 1817(j)(8)(B) as implemented by 12 C.F.R. §§ 303.81(c) and 303.82(b)(2) and (c).

B. During the term of this Agreement, without obtaining the prior written approval or non-objection of the Utah DFI and the FDIC, (i) the Ultimate Parent may not transfer or dispose of voting stock or other securities of the Parent if such transaction would cause the Ultimate Parent to no longer control the Parent and (ii) the Parent may not transfer or dispose of voting stock or other securities of the Bank if such transaction would cause the Parent to no longer control the Bank.

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IV. REQUIRED APPROVALS. Each of the Ultimate Parent, Parent and the Bank represent to each other and to Utah DFI and the FDIC that it has obtained all corporate approvals necessary for it to enter into and perform this Agreement. Until such time as the Bankruptcy Court has approved the performance of this Agreement by the Ultimate Parent in connection with the approval by the Bankruptcy Court of the performance by the Ultimate Parent and its subsidiaries that are debtors in possession in chapter 11 cases of the settlement and related transactions between the Bank and its subsidiaries and the Ultimate Parent and its subsidiaries contemplated by the proposed Settlement and not objected to by the Utah DFI and the FDIC, of which Settlement this Agreement is a part the Parties shall have no obligations under this Agreement. The Parents and the Bank shall each use their reasonable best efforts to obtain Bankruptcy Court approval of the Settlement, including this Agreement, and the consummation of the transactions contemplated by the Settlement. This Agreement shall become effective on the day the Bankruptcy Court Order approving the Agreement and Settlement becomes final and nonappealable (“Effective Date”). On the day the Bankruptcy Court Order approving the Agreement and Settlement becomes final and nonappealable, LBHI’s counsel shall so certify in a letter to the Parent, Bank, the Utah DFI and the FDIC, which shall be transmitted via electronic and overnight mail.

V. MODIFICATION OR AMENDMENT OF AGREEMENT. This Agreement may be modified or amended only by the mutual written consent of the Parents and the Bank and with the prior written approval or non-objection of the Utah DFI and the FDIC.

VI. ASSIGNABILITY OF AGREEMENT. This Agreement shall not be assigned without the written consent of the Parents and the Bank and the prior written approval or non- objection of the Utah DFI and the FDIC.

VII. SUCCESSORS IN INTEREST; BENEFICIARIES. This Agreement shall remain in full force and effect against any successors in interest to the Parent and shall inure to the benefit of: (i) the Parties; (ii) the Federal Deposit Insurance Corporation, in the event that it is appointed as conservator or receiver for Bank and (iii) any regulatory successor of the Utah DFI or the FDIC. This Agreement is not intended to, and nothing in this Agreement shall create or be deemed to create, any third party beneficiary rights in any person or entity.

VIII. NOTICES. All notices or other communications required hereunder shall be in writing and shall be made by facsimile transmission, with a copy sent via overnight courier to the following persons addressed as follows:

if to the Ultimate Parent, to:	Lehman Brothers Holdings Inc. 1271 Avenue of the Americas New York, New York 10020 Facsimile: (212) Attn: Corporate Secretary with a copy to: Attn.: Douglas Lambert Facsimile: (646) 285-9203

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if to the Parent, to	Lehman Brothers Bancorp Inc. 1271 Avenue of the Americas New York, New York 10020 Facsimile: (212) Attn: Corporate Secretary

if to the Bank, to:	Woodlands Commercial Bank 4001 S. 700 East, Suite 410 Salt Lake City, UT 84107 Facsimile: (801) 264-6901 Attn: Chief Executive Officer

if to the FDIC, to:	Federal Deposit Insurance Corporation 350 Fifth Avenue, Suite 1200 New York, NY 10118 Facsimile: (917) 320-2919 Attn: Doreen Eberley, Regional Director

if to the Utah DFI, to:	Utah Department of Financial Institutions 324 S. State Street, Suite 201 Salt Lake City, UT 84111-2393 Facsimile: (801) 538-8894 Attn: Darryle Rude, Supervisor of Industrial Banks

Such notice or communication shall be deemed to have been given or made as of the date that the notice or communication was sent via facsimile transmission.

IX. COMMITMENT TO THE UTAH DFI AND FDIC. As of the Effective Date, the undertakings of the Parents in this Capital Maintenance Agreement constitute a commitment by the Parents to the Utah DFI and the FDIC that the Parents will maintain the capital of the Bank as provided in this Agreement.

X. JOINT AND SEVERAL LIABILITY. The obligations, liabilities, agreements and commitments of the Parents in this Agreement are joint and several, and the FDIC and/or the Utah DFI may pursue any right or remedy that it may have against either the Ultimate Parent or the Parent, consecutively or simultaneously, without releasing or discharging the other.

XI. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Parents, the FDIC and the Utah DFI with respect to the subject matter hereof, and all prior agreements, arrangements, and negotiations between the Parents, the FDIC and the Utah DFI, whether oral or written, with respect to this Agreement are deemed to be merged herein.

5

XII. GOVERNING LAW; CONSENT TO JURISDICTION. To the extent that Federal law does not control, this Agreement shall be governed, construed and controlled by the laws of the State of New York without reference to conflicts of laws principles thereof that would otherwise result in the application of the laws of another jurisdiction. Each party, without limiting any party’s right to appeal any order of the Bankruptcy Court, irrevocably and unconditionally submits, until the termination of this Agreement as set forth in Article III.A., above, to the exclusive jurisdiction of the Bankruptcy Court to enforce the terms of this Agreement against the Ultimate Parent.

XIII. SEVERABILITY. If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid or inoperative, then, so far as is reasonable and possible, the remainder of this Agreement shall be considered valid and operative, and effect will be given to the intent manifested by the portion held invalid or inoperative.

XIV. COUNTERPARTS. This agreement may be executed in two or more counterparts, each of which shall be deemed an original and all such counterparts taken together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement.

Lehman Brothers Holdings Inc.

By:
Name:
Title:

Lehman Brothers Bancorp Inc.

By:
Name:
Title:

Woodlands Commercial Bank

By:
Name:
Title:

Utah Department of Financial Institutions

By:
Name:
Title:

6

Federal Deposit Insurance Corporation

By:
Name:
Title:

7

Schedule I

None.

Schedule II

Participation Interests

Participations By Lehman Entities to Woodlands

Borrower	Committed	Funded	LOR	Participant
BLACKROCK, INC. (8/22/07)	$11,200,000	$5,600,000	LCPI	WCB
CLAIRE’S STORES (5/29/07)	$32,010,000	$32,010,000	LCPI	WCB
COVENTRY HEALTH CARE ( 7-11-07)	$6,176,471	$4,640,607	LCPI	WCB
DEVELOPERS DIVER REALTY 7THA&R 6/29/06	$—	$—	LCPI	WCB
DEVELOPERS DIVER REALTY 7THA&R 6/29/06	$—	$—	LCPI	WCB
ENTERPRISE GP HOLDING THIRD A&R(8-24-07)	$—	$—	LCPI	WCB
ENTERPRISE GP HOLDING THIRD A&R(8-24-07)	$—	$—	LCPI	WCB
EPCO HOLDINGS INC 2ND A&R (8-24-07)	$3,257,143	$618,857	LCPI	WCB
EPCO HOLDINGS INC 2ND A&R (8-24-07)	$62,285,714	$62,285,714	LCPI	WCB
FIDELITY NATIONAL INFORMATION (1/18/07)	$16,780,806	$16,780,806	LCPI	WCB
LAS VEGAS SANDS, LLC (5/23/07)	$9,900,000	$—	LCPI	WCB
OCEANIA CRUISES 1ST LIEN 4/27/07	$12,687,500	$12,687,500	LCPI	WCB
QVC, INC. A&R 6/16/09 (CHASE)	$—	$—	LCPI	WCB
QVC, INC. A&R 6/16/09 (CHASE)	$—	$—	LCPI	WCB
QVC, INC. A&R 6/16/09 (CHASE)	$—	$—	LCPI	WCB
STORAGEMART PARTNERS 6/1/06	$—	$—	LCPI	WCB
XEROX CORPORATION A/R 4-30-07	$3,937,500	$—	LCPI	WCB

Participations by Lehman Entities From Woodlands

Borrower	Committed	Funded	LOR	Participant
CDW $800MM ABL R/C 10-12-07	$20,000,000	$2,962,500	WCB	LCPI
CHESAPEAKE ENERGY CORP 7TH A&R(11-02-07)	$34,462,857	$34,462,857	WCB	LBCS
LFIGXG LLC	$116,000,000	$116,000,000	WCB	LCPI
PECOS INVESTORS LLC (1ST LIEN 12/27/07)	$—	$—	WCB	LCPI
ASHMORE ENERGY INTL (AEI) A&R 6-6-08	$—	$—	WCB	LCPI
GMAC LLC (ALLY FINANCIAL INC) [6-4-08]	$—	$—	WCB	LCPI
LABORATORY CORP OF AM HOLD (10-26-07)	$—	$—	WCB	LCPI
SWIFT TRANSPORTATION (5/10/07)	$—	$—	WCB	LCPI
TRIBUNE $1.6BN SR. BRIDGE 12-20-07	$—	$—	WCB	LCPI
WARBURG PINCUS 4TH A&R RC (6/27/08)	$—	$—	WCB	LCPI

2

Schedule III

None except the Lehman Entities.